                                                     Exhibit (3)-2
                                                     Commonwealth Edison Company
                                                     Form 10-K File 1-1839

                          COMMONWEALTH EDISON COMPANY
                      RESTATED ARTICLES OF INCORPORATION
                (REFLECTING AMENDMENTS THRU FEBRUARY 28, 1995)


          ARTICLE ONE: The name of the corporation (hereinafter referred to as the "Company") is:

                          COMMONWEALTH EDISON COMPANY

          ARTICLE TWO:  The duration of the Company is perpetual.

          ARTICLE THREE:  The purposes for which the Company is organized are:
To manufacture, generate, produce, purchase or otherwise acquire, exchange, distribute and sell electricity and gas for lighting, power, heating, fuel and any and all other purposes; to purchase or otherwise acquire, distribute and sell water for any and all purposes; to produce, distribute and sell steam or hot water for heating or other purposes; to purchase, sell and otherwise dispose of and deal in apparatus, appliances, commodities, goods, wares and merchandise necessary or convenient for such purposes or any of them; to acquire, construct, install, own, manage, maintain and operate plants, buildings, structures, works, mains, pipes, wires, conduits, conductors, apparatus and any and all other property necessary or convenient for or incidental to such purposes or any of them; and to acquire, own, use, convey, and otherwise dispose of and deal in real property or any interest therein.

          ARTICLE FOUR: The Shares which the Company shall have authority to issue shall consist of:

          (a) 850,000 shares of Prior Preferred Stock of the par value of $100 per share (the "Prior Preferred Stock");

          (b) 99,864 shares of $1.425 Convertible Preferred Stock without par value (the "Convertible Preferred Stock");

          (c) 23,423,205 shares of Preference Stock without par value (the "Preference Stock"); and

          (d) 250,000,000 shares of Common Stock of the par value of $12.50 per share (the "Common Stock").

          The term "subordinate stock," when hereinafter used with reference to stock junior to the Prior Preferred Stock, means the Convertible Preferred Stock, the Preferred Stock, the Common Stock and stock of any other class, which may hereafter be authorized, ranking junior to the Prior Preferred Stock with respect to the payment of dividends or the distribution of assets; when hereinafter used with reference to stock junior to the Convertible Preferred Stock, means the Preference Stock, the Common Stock and stock of any class, which may hereafter be authorized, ranking junior to the Convertible Preferred Stock with respect to the payment of dividends or the distribution of assets; and, when hereinafter used with reference to stock junior to the Preference Stock, means the Common Stock and stock of any other class, which may hereafter be authorized, ranking junior to the Preference Stock with respect to the payment of dividends or the distribution of assets.

          The preferences, qualifications, limitations, restrictions, and the special and relative rights in respect of the shares of each class are as follows:


                                  DIVISION I

                 Provisions Relating to Prior Preferred Stock

          (a) Issue of Prior Preferred Stock in Series. Authority is hereby expressly vested in the Board of Directors to divide, and to provide for the issue from time to time of, the Prior Preferred Stock in series and to fix and determine as to each such series:

               (1) the designation of, and the number of shares to be issuable in, such series; provided, however, that if the Board of Directors, at any time after the initial issue of shares of any series issued with the privilege of conversion into shares of the Common Stock, shall provide for the issue of additional shares of such series, such additional shares shall not be offered by the Company at a price per share less than that at which the shares of such series initially issued shall have been offered;

               (2) the dividend rate per annum for the shares of such series, expressed either as a dollar amount per share or as a percentage of the par value thereof;

               (3) the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

               (4) the amount payable upon each of such shares in the event of voluntary dissolution, liquidation or winding up of the Company;

               (5) the amount payable upon each of such shares in the event of involuntary dissolution, liquidation or winding up of the Company;

               (6) sinking fund provisions, if any, for the redemption or purchase of such shares (the terms "sinking fund," as used herein, including any analogous fund, however designated); and

               (7) if such shares are to be issued with the privilege of conversion into shares of the Common Stock, the terms and conditions on which such shares may be so converted.

In all other respects shares of the Prior Preferred Stock of all series shall be identical.

          So long as any shares of any series of the Prior Preferred Stock shall be outstanding, the resolution of the Board of Directors establishing such series shall not be amended so as to affect any of the preferences or other rights of the holders of the shares of such series without the affirmative vote or the written consent of the holders of at least two-thirds of the shares of such series outstanding at the time or as of a record date fixed by the Board of Directors, but such resolution may be so amended with such vote or consent.

          (b) Dividends. Holders of the Prior Preferred Stock of each series shall be entitled to receive cash dividends, out of funds legally available therefor, when and as declared by the Board of Directors, at such rate per annum as shall have been fixed by the Board of Directors for the shares of such series. Dividends on the Prior Preferred Stock of all series shall be payable quarterly on the first day of each of the months of February, May, August and November in each year, each such quarterly payment to be in respect of the quarterly period ending with the next preceding the date of such payment, except in the case of the first dividend payable on shares of any series issued between quarterly dividend payment dates, in which case such dividend shall be for the period beginning with the date of issue of such shares or with the next preceding quarterly dividend payment date for the Prior Preferred Stock, as determined by the Board of Directors, and ending with the day next preceding either, as determined by the Board of Directors, the first or the second quarterly dividend payment date for the Prior Preferred Stock succeeding the date of issue of such shares. Dividends on the Prior Preferred Stock of each series shall be cumulative with respect to each share from the beginning date of the period for which the first dividend thereon was payable. Accumulations of dividends shall not bear interest. Whenever there shall be paid on the shares of any series of the Prior Preferred Stock the full amount or any part of the dividends payable thereon, there shall also be paid at the same time on the shares of each other series, if any, then outstanding the full amount or a like proportionate part, as the case may be, of the dividends payable thereon.

          No funds shall be paid into or set aside for any sinking fund created for any series of the Prior Preferred Stock or for any subordinate stock or stock of any class ranking on a parity with the Prior Preferred Stock with respect to the payment of dividends or the distribution of assets, unless all dividends on the Prior Preferred Stock for all past quarterly dividend periods, and (subject to the limitation hereinafter stated) for the current quarterly dividend period, shall have been paid or shall have been declared and funds sufficient for such payment set aside by the Company, separate and apart from its other funds.

          No dividend shall be paid or other distribution made on any subordinate stock, other than a dividend or distribution solely of shares of subordinate stock, and no subordinate stock shall be purchased or otherwise acquired by the Company for a consideration, unless (1) all dividends on the Prior Preferred Stock for all past quarterly dividend periods, and (subject to the limitation hereinafter stated) for the current quarterly dividend period, shall have been paid or shall have been declared and funds sufficient for such payment set aside by the Company, separate and apart from its other funds, and
(2) all funds then and theretofore required to be paid into or set aside for any sinking fund or funds created for one or more series of the Prior Preferred Stock shall have been so paid or set aside.

          If the date of any payment or setting aside of funds, referred to in the second preceding paragraph, or the date of payment of any dividend or making of any other distribution or any purchase or other acquisition, referred to in the next preceding paragraph, shall be a quarterly dividend payment date, the references in such paragraphs to "the current quarterly dividend period" shall be inapplicable for all of the purposes thereof.

          (c) Redemption of Prior Preferred Stock. Subject to the limitations stated in subdivision (d) hereof and except as may be otherwise provided by the Board of Directors in respect of the shares of a particular series, shares of any one or more series of the Prior Preferred Stock may be called for redemption and redeemed, at the option of the Company, in whole at any time or in part from time to time, upon the notice hereinafter provided for, by the payment therefor in cash of the then applicable optional redemption price or prices fixed by the Board of Directors for the shares which are to be redeemed.

          If at any time less than all shares of any series of the Prior Preferred Stock shall be called for redemption, the shares so called shall be selected by lot in such manner, or pro rata, all as may be determined by the Board of Directors.

          Notice of any proposed redemption shall be given by the Company by mail, or caused by the Company to be so given, not more than 60 nor less than 30 days prior to the redemption date, to the holders of record of the shares to be redeemed at their respective addresses then appearing on the records of the Company.

          If notice of redemption shall have been duly given as hereinabove provided and if, on or before the redemption date, the funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds, then, on and after the redemption date, all shares for the redemption of which such funds shall have been so set aside shall, whether or not the certificates for such shares shall have been surrendered for cancellation, be deemed to be no longer outstanding for any purpose and all rights with respect to such shares shall cease and terminate on the redemption date, except only the right of the holders of the certificates for such shares to receive, out of the funds so set aside, the amount payable upon the redemption thereof, without interest.

          At any time before the redemption date the Company may deposit in trust the funds necessary for such redemption with a bank or trust company, to be designated in the notice of such redemption, doing business in the City of Chicago, State of Illinois, or in the Borough of Manhattan, The City of New York, State of New York, and having capital, surplus and undivided profits aggregating at least $5,000,000. In the event such deposit is made so that the deposited funds shall be forthwith available to the holders of the shares to be redeemed upon surrender of the certificates evidencing such shares, then, upon the giving of the notice of such redemption, as hereinabove provided, or upon the earlier delivery to such bank or trust company of irrevocable authorization and direction so to give such notice, all shares with respect to the redemption of which such deposit shall have been made and the giving of such notice effected or authorization therefor given shall, whether or not the certificates for such shares shall have been surrendered for cancellation, be deemed to be no longer outstanding for any purpose and all rights with respect to such shares shall thereupon cease and terminate, except only the right of the holders of the certificates for such shares (1) to receive, out of the funds so deposited in trust, from and after the time of such deposit, the amount payable upon the redemption thereof, without interest, or (2) to exercise any privilege of conversion which shall not theretofore have terminated. Any funds so deposited, which shall not be required for the payment of the redemption price of such shares by reason of the exercise of any right of conversion subsequent to the date such deposit, shall be paid over to the Company forthwith. At the expiration of six years after the redemption date, any such funds then remaining on deposit with such bank or trust company shall be paid over to the Company, free of trust, and thereafter the holders of the certificates for such shares shall have no claims against such bank or trust company, but only claims as unsecured creditors against the Company for amounts equal to their pro rata portions of the funds so paid over, without interest. Any interest on or other accretions to funds deposited with such bank or trust company shall belong to the Company.

          The provisions of this subdivision (c) with respect to the method and effect of redemption shall be applicable to the redemption of shares pursuant to any sinking fund created for any series of the Prior Preferred Stock as well as to the optional redemption of shares, except to the extent, if any, that the terms of such sinking fund, as fixed and determined by the Board of Directors, shall expressly otherwise provide.

          (d) Limitations on Redemption and Purchase of Prior Preferred Stock. If and so long as the Company shall be in default in the payment of any quarterly dividend on shares of any series of the Prior Preferred Stock, or shall be in default in the payment of funds into or the setting aside of funds for any sinking fund created for any series of the Prior Preferred Stock, the Company shall not (other than by the use of unapplied funds, if any, paid into or set aside for a sinking fund or funds prior to such default):

               (1) redeem any shares of the Prior Preferred Stock unless all shares thereof are redeemed; or

               (2) purchase or otherwise acquire for a consideration any shares of the Prior Preferred Stock, except pursuant to offers of sale made by holders of the Prior Preferred Stock in response to an invitation for tenders given simultaneously by the Company by mail to the holders of record of all shares of the Prior Preferred Stock then outstanding at their respective addresses then appearing on the records of the Company.

          (e) Status of Prior Preferred Stock Redeemed or Purchased. All shares of the Prior Preferred Stock which shall be redeemed pursuant to any sinking fund created for any series of the Prior Preferred Stock, all shares of the Prior Preferred Stock which shall be purchased pursuant to any such sinking fund or applied in lieu of the payment of funds into or the setting aside of funds for any such sinking fund, and all shares of the Prior Preferred Stock of any series, issued with the privilege of conversion into shares of the Common Stock, which shall be so converted, shall be retired and cancelled and shall not be reissued. Shares of the Prior Preferred Stock otherwise redeemed, purchased or acquired by the Company shall have the status of authorized and unissued shares or shall be retired and cancelled as may be determined by the Board of Directors.

          (f) Liquidation Preferences. In the event of dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, holders of the Prior Preferred Stock of each series shall be entitled to receive out of the assets of the Company, before any payment or distribution shall be made to the holders of any subordinate stock, such amount per share as shall have been fixed by the Board of Directors as the voluntary liquidation price or the involuntary liquidation price, as the case may be, for the shares of such series. If upon any such dissolution, liquidation or winding up the assets of the Company available for payment to stockholders are not sufficient to make payment in full to holders of the Prior Preferred Stock, payment shall be made to such holders ratably in accordance with the numbers of shares held by them respectively, and, in case there shall be outstanding more than one series of the Prior Preferred Stock, ratably in accordance with the respective distributive amounts to which such holders shall be entitled.

          Neither a consolidation or merger of the Company with or into any other corporation, nor a merger of any other corporation into the Company, nor the redemption or purchase by the Company of all or a part of the outstanding shares of any class or classes of its stock, nor a sale or transfer of the property and business of the Company as or substantially as an entirety, shall be considered a dissolution, liquidation or winding up of the Company within the meaning of the foregoing provisions.

          (g) Restrictions on Certain Corporate Action. So long as any shares of the Prior Preferred Stock shall be outstanding the Company shall not, without the affirmative vote or the written consent of the holders of at least two-thirds of the shares of the Prior Preferred Stock outstanding at the time or as of a record date fixed by the Board of Directors:

               (1) create or authorize any stock of any class ranking prior to or on a parity with the Prior Preferred Stock with respect to the payment of dividends or the distribution of assets; or

               (2) amend the Articles of Incorporation of the Company so as to affect any of the preferences or other rights of the holders of the Prior Preferred Stock; provided, however, that if any such amendment would affect any of the preferences or other rights of the holders of one or more, but less than all, of the series of the Prior Preferred Stock then outstanding, the affirmative vote or the written consent of, and only of, the holders of at least two-thirds of the shares of each series so affected shall be required.

          So long as any shares of the Prior Preferred Stock shall be outstanding the Company shall not, without the affirmative vote or the written consent of the holders of a majority of the shares of the Prior Preferred Stock outstanding at the time or as of a record date fixed by the Board of Directors:

               (1) issue any shares of the Prior Preferred Stock, which may hereafter be authorized, in addition to the 850,000 shares thereof now authorized, or any shares of stock of any other class, which may hereafter be authorized, ranking prior to or on a parity with the Prior Preferred Stock with respect to the payment of dividends or the distribution of assets (other than for the purpose of effecting the retirement, by redemption, exchange or otherwise, of outstanding shares ranking at least on a parity with, and representing an aggregate amount of stated capital at least equal to the aggregate amount of the stated capital to be represented by, the shares proposed to be issued), if the aggregate amount of the stated capital represented by all Prior Preferred Stock and all prior and parity stock to be outstanding after the proposed issue, after giving effect to the retirement of any Prior Preferred Stock of any prior or parity stock to be retired in connection with such issue, would exceed 75% of the sum of (i) the aggregate amount of the stated capital represented by all subordinate stock then outstanding and (ii) the amount of the consolidated retained earnings of the Company and its consolidated subsidiaries, if any, as of the end of the preceding fiscal year (the term "stated capital," as used in this paragraph (1), including any related paid-in surplus); or

               (2) consolidate with or merge into any other corporation, under applicable statutory procedure, or make any sale or transfer of the property and business of the Company as or substantially as an entirety; provided, however, that this restriction shall not apply to (i) a consolidation of the Company with or its merger into any corporation 50% or more of the voting securities of which are owned by the Company directly, or indirectly through one or more other corporations, or the sale or transfer of the property and business of the Company as or substantially as an entirety to a corporation 50% or more of the voting securities of which are so owned by the Company, or (ii) any consolidation of the Company with or its merger into any other corporation or any sale or transfer of the property and business of the Company as or substantially as an entirety, which may be required by order or regulation of any commission or other governmental agency having jurisdiction in the premises. The term "sale or transfer," as used in this paragraph (2), includes a lease or exchange but does not include a mortgage or pledge.

          (h) Preemptive Rights. Holders of the Prior Preferred Stock shall have no preemptive rights.


                                  DIVISION II

              Provisions Relating to Convertible Preferred Stock

          (a) Dividends. Subject to the preferential rights of the holders of the Prior Preferred Stock with respect to the payment of dividends, holders of the Convertible Preferred Stock shall be entitled to receive cash dividends, out of funds legally available therefor, when and as declared by the Board of Directors, at the rate of $1.425 per share per annum, payable quarterly on the first day of each of the months of February, May,

August and November of each year, each such quarterly payment to be in respect of the quarterly period ending with the day next preceding the date of such payment, except that the first dividend on shares of the Convertible Preferred Stock shall be for the period beginning either with the date of issue of such shares or with a specified date subsequent to the date of issue and ending with the day next preceding either the first or the second succeeding quarterly dividend payment date, all as determined by the Board of Directors. Dividends on the Convertible Preferred Stock shall be cumulative with respect to each share from the beginning date of the period for which the first dividend thereon was payable. Accumulations of dividends shall not bear interest.

          No dividend shall be paid or other distribution made on any subordinate stock, other than a dividend or distribution solely of shares of subordinate stock, and no subordinate stock shall be purchased or otherwise acquired by the Company for a consideration, unless all dividends on the Convertible Preferred Stock for all past quarterly dividend periods, and (subject to the limitation hereinafter stated) for the current quarterly dividend period, shall have been paid or shall have been declared and funds sufficient for such payment set aside by the Company, separate and apart from its other funds.

          If the date of payment of any dividend or making of any other distribution or any purchase or other acquisition, referred to in the preceding paragraph, shall be a quarterly dividend payment date, the reference in such paragraph to "the current quarterly dividend period" shall be inapplicable for all of the purposes thereof.

          (b) Redemption of Convertible Preferred Stock. Subject to the limitation stated in subdivision (c) hereof, shares of the Convertible Preferred Stock may be called for redemption and redeemed, at the option of the Company, in whole at any time or in part from time to time on or after December 9, 1971, by the payment therefor in cash of the redemption price of $42 per share, plus an amount equal to the accrued and unpaid dividends, if any, thereon to the redemption date, each redemption to be effected upon notice the same as that provided in subdivision (c) of Division I in respect of the redemption of shares of the Prior Preferred Stock. All other provisions of said subdivision (c) with respect to the method and effect of redemption of shares of the Prior Preferred Stock shall be applicable to the redemption of shares of the Convertible Preferred Stock in the same manner and with the same force and effect as though such provisions were set forth in full in this subdivision (b).

          (c) Limitation on Redemption and Purchase of Convertible Preferred Stock. If and so long as the Company shall be in default in the payment of any quarterly dividend on shares of the Convertible Preferred Stock, the Company shall not:

               (1) redeem any shares of the Convertible Preferred Stock unless all shares thereof are redeemed; or

               (2) purchase or otherwise acquire for a consideration any shares of the Convertible Preferred Stock except pursuant to offers of sale made by the holders of the Convertible Preferred Stock in response to an invitation for tenders given simultaneously by the Company by mail to the holders of record of all shares of the Convertible Preferred Stock then outstanding at their respective addresses then appearing on the records of the Company.

          (d) Status of Convertible Preferred Stock Converted, Redeemed or Purchased. All shares of the Convertible Preferred Stock which shall be converted into shares of the Common Stock, or which shall be redeemed or purchased, shall be retired and cancelled and shall not be reissued.

          (e) Restrictions on Certain Corporate Action. So long as any shares of the Convertible Preferred Stock shall be outstanding the Company shall not, without the affirmative vote or the written consent of the holders of at least two-thirds of the shares of the Convertible Preferred Stock outstanding at the time or as of a record date fixed by the Board of Directors:

               (1) create or authorize any stock of any class, other than the Prior Preferred Stock, ranking prior to or on a parity with the Convertible Preferred Stock with respect to the payment of dividends or the distribution of assets; or

               (2) amend the Articles of Incorporation of the Company so as to affect any of the preferences or other rights of the holders of the Convertible Preferred Stock.

          So long as any shares of the Convertible Preferred Stock shall be outstanding the Company shall not, without the affirmative vote or the written consent of the holders of a majority of the shares of the Convertible Preferred Stock outstanding at the time or as of a record date fixed by the Board of Directors, consolidate with or merge into any other corporation, under applicable statutory procedure, or make any sale or transfer of the property and business of the Company as or substantially as an entirety; provided, however, that this restriction shall not apply to any consolidation, merger, or sale or transfer of the character specified in clauses (i) and (ii) of the second paragraph (2) of subdivision (g) of Division I. The term "sale or transfer," as above used, includes a lease or exchange but does not include a mortgage or pledge.

          (f) Liquidation Preferences. In the event of dissolution, liquidation or winding up of the Company, holders of the Convertible Preferred Stock shall be entitled to receive out of the assets of the Company the amount of $42 per share in the case of voluntary dissolution, liquidation or winding up, and the amount of $31.80 per share in the case of involuntary dissolution, liquidation or winding up, in each case plus an amount equal to the accrued and unpaid dividends, if any, thereon to the date fixed for payment; provided, however, that no such payment to holders of the Convertible Preferred Stock shall be made until payment in full shall have been made to the holders of the Prior Preferred Stock, or funds or other assets sufficient for such payment shall have been set aside by the Company, separate and apart from its other assets, in accordance with the provisions of subdivision (f) of Division I. If upon any such dissolution, liquidation or winding up the assets of the Company available for payment to stockholders are not sufficient to make payment in full to holders of the Convertible Preferred Stock as above provided, payment shall be made to such holders ratably in accordance with the numbers of shares held by them respectively.

          (g) Conversion Provisions. (1) The shares of the Convertible Preferred Stock shall be convertible at the option of the respective holders thereof, at any time or from time to time, into fully paid and nonassessable shares of the Common Stock of the Company, calculated to the nearest (or if there shall be no nearest, then to the next higher) 1/100th of a share, at the conversion price of $53 per share of Common Stock, taking the shares of the Convertible Preferred Stock at $31.80 per share, that is, at the rate of 6/10ths of a share of Common Stock for each share of Convertible Preferred Stock; provided, however, that:

          (i) as provided in paragraphs (2) and (3) of this subdivision (g), such conversion price shall be subject to adjustment or change in certain cases;

          (ii) as provided in paragraphs (4) and (5) of this subdivision (g), shares or other securities or property, other than shares of the Common Stock, may in certain cases become issuable upon conversion of shares of the Convertible Preferred Stock;

          (iii) whenever the Company shall call for redemption any shares of the the Convertible Preferred Stock, the conversion rights of the holders thereof shall terminate at the close of business on the tenth day prior to the redemption date (except that if the funds necessary for such redemption shall not be set aside or deposited on or before the redemption date, as provided by subdivision (b) of this Division II, such conversion rights shall be reinstated on the redemption date); and

          (iv) in case of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, or in case the Company shall be required, by order or regula-tion of any commission or other governmental agency having jurisdiction in the premises, to consolidate with or merge into another corporation, and such order or regulation shall not permit the provisions of paragraph (5) of this subdivision (g) to become effective, then and in any such case the conversion rights of the holders of shares of the Convertible Preferred Stock shall terminate on such date as shall be fixed by the Board of Directors, but not earlier than the close of business on the thirtieth day following the mailing by the Company to the holders of record of the shares of the Convertible Preferred Stock of the statement required by paragraph (8) of this subdivision (g) to be so mailed.

          (2) In case the Company shall at any time or from time to time issue any shares of the Common Stock in addition to the 41,735,174 shares thereof outstanding at the close of business on January 21, 1966 (other than additional shares issued upon conversion of shares of the Convertible Preferred Stock and additional shares which may be issued by the Company pursuant to its existing employe stock purchase plan or other plan or plans hereafter adopted providing for the purchase of stock of the Company by employes) and such additional shares shall be so issued without consideration or for a consideration per share less than the per share conversion price of the Common Stock in effect immediately prior to the time of such issue, then upon such issue such conversion price shall (until a further adjustment thereof shall be required by the provisions of this paragraph (2)) be reduced to a price, calculated to the nearest (or if there shall be no nearest, then to the next lower) cent, determined by dividing:

          (i) an amount equal to the sum of (x) the number of shares of the Common Stock outstanding (determined as hereinafter provided) immediately prior to such issue multiplied by the per share conversion price of the Common Stock then effective, and (y) the consideration (determined as hereinafter provided) received by the Company upon such issue; by

          (ii) the total number of shares of the Common Stock outstanding (determined as hereinafter provided) immediately after such issue;

provided, however, that if such conversion price would, by the application of the foregoing formula, be reduced by an amount less than 50 cents, no adjustment of such conversion price shall be made, but in that event the adjustment which, except for this provision, would be required to be made shall be carried forward and made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to a reduction of such conversion price by 50 cents or more.

     The term "employes", as hereinabove used in this paragraph (2), means employes (including officers) of the Company or of any corporation, designated by the Board of Directors, 50% or more of the voting securities of which are owned by the Company directly, or indirectly through one or more other corporations.

     In determining, for the purposes of this paragraph (2), the number of shares of the Common Stock outstanding at any particular time, there shall be included, without limiting the generally accepted meaning of the term "outstanding" (i) any shares issued on conversion of shares of the Convertible Preferred Stock, (ii) any shares issuable in respect of scrip certificates evidencing fractional interests in shares of the Common Stock, (iii) any shares which, pursuant to subparagraph (A) of this paragraph (2), shall be deemed to have been issued but which shall not actually have been issued, and (iv) any shares owned or held by the Company.

     In determining, for the purposes of this paragraph (2), what constitutes the issue of additional shares of the Common Stock by the Company and the consideration received therefor, the following provisions shall be applicable:

          (A) In case the Company shall issue any shares (other than shares of the Convertible Preferred Stock) convertible into shares of the Common Stock or any obligations so convertible, all shares of the Common Stock into which such convertible shares or obligations shall be initially convertible shall, on the earliest date on which such convertible shares or obligations shall by their terms be convertible, be deemed to be additional shares of the Common Stock issued as of such date, and the Company shall be deemed to have received, as of such date, for such shares of the Common Stock so deemed to have been issued an aggregate consideration equal to the sum of (i) the consideration received by the Company for such convertible shares of obligations, and (ii) such additional consideration, if any, as would be receivable by the Company for or upon issuance of such shares of the Common Stock so deemed to have been issued if issued on the earliest date on which such convertible shares or obligations shall by their terms be convertible.

          (B) In case the Company shall issue any rights to subscribe for or purchase, or any options to purchase, shares of the Common Stock, and if any of such rights or options shall be exercised and shares of the Common Stock shall be issued upon such exercise, the Company shall be deemed to have received for such shares of the Common Stock so issued an aggregate consideration equal to the sum of (i) the consideration received by the Company for such shares upon the issuance thereof, and

     (ii) such additional consideration, if any, as shall have been received by the Company for such rights or options; provided, however, that if such rights or options shall be exercisable over a stated period of time, a recomputation of the conversion price by reason of the exercise thereof need not be made upon each such exercise but may be made at such time or times as shall be determined by the Board of Directors, subject only to the condition that if the period of time during which such rights or options shall be exercisable shall not exceed 30 days, such recomputation shall be made within 10 days following the expiration of such period, and that if such period shall exceed 30 days, such recomputation shall be made at least once in the month next succeeding each month, within such period, during which any such exercise shall occur.

          (C) In case the Company shall issue or sell, for cash, any additional shares of the Common Stock or any shares (other than shares of the Convertible Preferred Stock) convertible into shares of the Common Stock or any obligations so convertible, or any rights to subscribe for or purchase, or any options to purchase, shares of the Common Stock, the consideration received by the Company therefor shall be deemed to be the amount of cash received therefor, plus the amount of any discount (below the public or other offering price) at which such issue or sale shall have been made by the Company, and before deducting the amount of any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, such issue or sale. In case the Company shall issue or sell, for a consideration other than cash, any such additional shares of the Common Stock or any such convertible shares or obligations or any such rights or options, the consideration received by the Company therefor shall be deemed to be the fair value of such consideration as determined by the Board of Directors.

          (D) In case any shares of the Common Stock shall be issued by the Company as a dividend on the then outstanding Common Stock or other subordinate stock, the shares so issued shall be deemed to have been issued without consideration.

          (E) In case any shares of the Common Stock shall, in lieu of a cash dividend, be issued by the Company as a dividend on the Convertible Preferred Stock or on shares of stock of any class ranking prior to or on a parity with the Convertible Preferred Stock with respect to the payment of dividends and the distribution of assets, the Company shall be deemed to have received for the shares so issued a consideration equal to the amount of cash otherwise payable as such dividend.

          (3) In case the shares of the Common Stock at any time outstanding shall be subdivided, by reclassification or otherwise, into a greater number of shares, the per share conversion price of the Common Stock then effective shall be reduced proportionately. In case the shares of the Common Stock at any time outstanding shall be combined, by reclassification or otherwise, into a lesser number of shares, the per share conversion price of the Common Stock then effective shall be increased proportionately.

          (4) In case of any reclassification of the Common Stock or any capital reorganization of the Company involving a change in the Common Stock, other than a reclassification or reorganization involving merely a subdivision or combination of outstanding shares of the Common Stock, the shares of the Convertible Preferred Stock shall thereafter be convertible into the number and class of shares or other securities or property of the Company to which the shares of the Common Stock otherwise issuable upon conversion of the shares of the Convertible Preferred Stock would have been entitled upon such reclassification or reorganization if outstanding at the time thereof; and in any such case appropriate adjustment, as determined by the Board of Directors, shall be made in the application of the provisions of this subdivision (g) with respect to the conversion rights thereafter of the holders of the shares of the Convertible Preferred Stock, to the end that such provisions shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares or other securities or property thereafter issuable or deliverable upon the conversion of shares of the Convertible Preferred Stock.

          (5) Subject to the limitation hereinafter stated in this paragraph
(5), in case of any consolidation of the Company with or its merger into another corporation, the shares of the Convertible Preferred Stock (or any shares issued in exchange therefor upon such consolidation or merger) shall thereafter be convertible into the number and class of shares or other securities or property of the corporation resulting from such consolidation or merger to which the shares of the Common Stock otherwise issuable upon conversion of the shares of the Convertible Preferred Stock would have been entitled upon such consolidation or merger if outstanding at the time thereof; and in any such case appropriate adjustment shall be made in the application of the provisions of this subdivision (g) with respect to the conversion rights thereafter of the holders of the shares of the Convertible Preferred Stock, to the end that such provisions shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares or other securities or property thereafter issuable or deliverable upon the conversion of shares of the Convertible Preferred Stock (or any shares issued in exchange therefor upon such consolidation or merger); and appropriate provision, as determined by the Board of Directors, shall be made as a part of the terms of any such consolidation or merger whereby the conversion rights of the holders of the shares of the Convertible Preferred Stock shall be protected and preserved in accordance with the provisions of this paragraph (5).

     In the case of any such consolidation or merger which may be required by order or regulation of any commission or other governmental agency having jurisdiction in the premises, the provisions of this paragraph (5) shall be effective only if permitted by such order or regulation.

          (6) No payment or adjustment with respect to dividends on shares of the Convertible Preferred Stock or on the Common Stock shall be made in connection with any conversion.

          (7) Whenever the per share conversion price of the Common Stock shall be adjusted or changed as provided in paragraph (2) or (3) of this subdivision
(g), the Company shall promptly file with each Transfer Agent for the shares of the Convertible Preferred Stock and, as soon as practicable after such adjustment or change and in no event later than 10 full business days thereafter, shall mail to the holders of record of such shares at their respective addresses then appearing on the records of the Company a statement signed by an officer of the Company, stating the adjusted or changed conversion price determined as provided in said paragraph (2) or (3), as the case may be, and setting forth in reasonable detail the facts requiring such adjustment or change. Each Transfer Agent for the shares of the Convertible Preferred Stock shall be fully protected in relying on such statement and shall be under no duty to examine into the accuracy thereof. If any questions shall at any time arise with respect to an adjusted or changed conversion price, such question shall be determined by a firm of independent certified public accountants selected by the Company and acceptable to the Transfer Agents for the shares of the Convertible Preferred Stock, and such determination shall be binding upon the Company and the holders of such shares.

          (8) In case:

               (i) the Company shall propose to pay any dividend on the Common Stock payable in shares of the Common Stock or to make any other distribution, other than cash dividends, to the holders of the Common Stock; or

               (ii) the Company shall propose to offer for subscription to the holders of the Common Stock any additional shares of any class or any other rights or options; or

               (iii) the Company shall propose to effect any reclassification of the Common Stock or any capital reorganization involving a change in the Common Stock, other than a reclassification or reorganization involving merely a subdivision or combination of outstanding shares of the Common Stock; or

               (iv) the Company shall propose to consolidate with or merge into another corporation, or to sell or transfer its property and business as or substantially as an entirety, or shall propose to dissolve, liquidate or wind up;

then, in each such case, the Company shall file with each Transfer Agent for the shares of the Convertible Preferred Stock and shall mail to the holders of record of such shares at their respective addresses then appearing on the records of the Company a statement, signed by an officer of the Company, with respect to the proposed action, such statement to be so filed and mailed at least 10 days, if subparagraph (i) or (ii) of this paragraph (8) shall be applicable, and at least 40 days, if subparagraph (iii) or (iv) of this paragraph (8) shall be applicable, prior to the date of the taking of such action or the record date for holders of the Common Stock for the purposes thereof, whichever is earlier. If such statement relates to any proposed action referred to in subparagraph (iii) or (iv) of this paragraph (8), it shall set forth such facts with respect thereto as shall reasonably be necessary to inform each Transfer Agent for the shares of the Convertible Preferred Stock and the holders of such shares as to the effect of such action upon the conversion rights of such holders.

          (9) In order to effect the conversion of shares of the Convertible Preferred Stock the holder of the certificate or certificates therefor shall surrender such certificate or certificates to the Company or to any Transfer Agent for the shares of the Convertible Preferred Stock, with request for conversion. If the shares of the Common Stock issuable upon such conversion are to be issued in a name other than that in which the shares of the Convertible Preferred Stock to be converted are registered, such certificate or certificates shall be duly endorsed for transfer or accompanied by a duly executed stock transfer power, and shall be accompanied by necessary stock transfer stamps, if any, or equivalent funds.

     Upon such surrender of such certificate or certificates, the Company shall issue and deliver or cause to be issued and delivered to the person entitled thereto a certificate or certificates for the number of full shares of the Common Stock issuable upon such conversion, together with, if the shares of the Convertible Preferred Stock represented by the certificate or certificates therefor surrendered for conversion are not evenly convertible, cash or a scrip certificate as provided in paragraph (10) of this subdivision (g). The Company shall pay all original issue taxes, if any, payable upon the issue of such shares of the Common Stock and upon the issue of any scrip certificates issued in respect of fractions of a share.

     Such conversion shall be deemed to have been effected on the date of the surrender of such certificate or certificates for shares of the Convertible Preferred Stock, and the person in whose name the certificate or certificates for the shares of the Common Stock issuable upon such conversion are to be issued shall be deemed to be the holder of record of such shares as of such date.

          (10) The Company shall not be required to issue a fraction of a share of the Common Stock upon any conversion of shares of the Convertible Preferred Stock but in lieu thereof may, at its option, make payment in cash in the amount obtained by multiplying such fraction by the per share conversion price of the Common Stock then effective, or issue and deliver a scrip certificate in respect of such fraction, or may make payment in cash of a portion of such amount and issue and deliver a scrip certificate in respect of the remaining portion of such fraction. Such scrip certificate, if issued, shall be in bearer form and, when surrendered, within a specified time fixed by the Board of Directors, with other scrip certificates evidencing in the aggregate rights to receive one or more full shares of the Common Stock, shall be exchangeable for a certificate representing such full share or shares. Such scrip certificate shall not entitle the bearer thereof to exercise any voting rights, to receive dividends, to participate in any distribution of assets of the Company, or to exercise any other rights as a stockholder of the Company. Such scrip certificate shall otherwise be in such form and shall contain such provisions as shall be determined by the Board of Directors consistently with the provisions of applicable law.

          (11) The Company shall at all times have authorized but unissued, or in its treasury, a number of shares of the Common Stock sufficient for the conversion of all shares of the Convertible Preferred Stock from time to time outstanding.

          (h) Preemptive Rights. Holders of the Convertible Preferred Stock shall have no preemptive rights.


                                 DIVISION III

                    Provisions Relating to Preference Stock

          (a) Issue of Preference Stock in Series. Authority is hereby expressly vested in the Board of Directors to divide, and to provide for the issue from time to time of, the Preference Stock in series and to fix and determine as to each such series:

          (1) the designation of, and the number of shares to be issuable in, such series; provided, however, that if the Board of Directors, at any time after the initial issue of shares of any series issued with the privilege of conversion into shares of the Common Stock, shall provide for the issue of additional shares of such series, such additional shares shall not be offered by the Company at a price per share less than that at which the shares of such series initially issued shall have been offered;

          (2) the dividend rate per annum for the shares of such series;

          (3) the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

          (4) the amount payable upon each of such shares in the event of voluntary dissolution, liquidation or winding up of the Company;

          (5) the amount payable upon each of such shares in the event of involuntary dissolution, liquidation or winding up of the Company;

          (6) sinking fund provisions, if any, for the redemption or purchase of such shares (the term "sinking fund," as used herein, including any analogous fund, however designated); and

          (7) if such shares are to be issued with the privilege of conversion into shares of the Common Stock, the terms and conditions on which such shares may be so converted.

In all other respects the shares of Preference Stock of all series shall be identical.

          So long as any shares of any series of the Preference Stock established by resolution of the Board of Directors shall be outstanding, such resolution shall not be amended so as to affect any of the preferences or other rights of the holders of the shares of such series without the affirmative vote or the written consent of the holders of at least two-thirds of the shares of such series outstanding at the time or as of a record date fixed by the Board of Directors, but such resolution may be so amended with such vote or consent.

          (b) Dividends. Subject to the preferential rights of the holders of the Prior Preferred Stock and the Convertible Preferred Stock with respect to the payment of dividends, as set forth in subdivision (b) of Division I and subdivision (a) of Division II, respectively, holders of the Preference Stock of each series shall be entitled to receive cash dividends, out of funds legally available therefor, when and as declared by the

Board of Directors, at such rate per annum as shall have been fixed by the Board of Directors for the shares of such series, Dividends on the Preference Stock of all series shall be payable quarterly on the first day of each of the months of February, May, August and November in each year, each such quarterly payment to be in respect of the quarterly period ending with the day next preceding the date of such payment, except in the case of the first dividend payable on shares of any series issued between quarterly dividend payment dates, in which case such dividend shall be for the period beginning with the date of issue of such shares or the next preceding quarterly dividend payment date for the Preference Stock, as determined by the Board of Directors, and ending with the day next preceding either, as determined by the Board of Directors, the first or the second quarterly dividend payment date for the Preference Stock succeeding the date of issue of such shares. Dividends on the Preference Stock of each series shall be cumulative with respect to each share from the beginning date of the period for which the first dividend thereon was payable. Accumulations of dividends shall not bear interest. Whenever there shall be paid on the shares of any series of the Preference Stock the full amount or any part of the dividends payable thereon, there shall also be paid at the same time on the shares of each other series, if any, then outstanding the full amount or a like proportionate part, as the case may be, of the dividends payable thereon.

          No funds shall be paid into or set aside for any sinking fund created for any series of the Preference Stock or for any subordinate stock or stock of any class ranking on a parity with the Preference Stock with respect to the payment of dividends or the distribution of assets, unless all dividends on the Preference Stock for all past quarterly dividend periods, and (subject to the limitation hereinafter stated) for the current quarterly dividend period, shall have been paid or shall have been declared and funds sufficient for such payment set aside by the Company, separate and apart from its other funds.

          No dividend shall be paid or other distribution made on any subordinate stock, other than a dividend or distribution solely of shares of subordinate stock, and no subordinate stock shall be purchased or otherwise acquired by the Company for a consideration, unless (1) all dividends on the Preference Stock for all past quarterly dividend periods, and (subject to the limitation hereinafter stated) for the current quarterly dividend period, shall have been paid or shall have been declared and funds sufficient for such payment set aside by the Company, separate and apart from its other funds, and (2) all funds then and theretofore required to be paid into or set aside for any sinking fund or funds created for one or more series of the Preference Stock shall have been so paid or set aside.

          If the date of any payment or setting aside of funds, referred to in the second preceding paragraph, or the date of payment of any dividend or making of any other distribution or any purchase or other acquisition, referred to in the next preceding paragraph, shall be a quarterly dividend payment date, the references in such paragraphs to "the current quarterly dividend period" shall be inapplicable for all of the purposes thereof.

          (c) Redemption of Preference Stock. Subject to the limitations stated in subdivision (d) of this Division III, and except as may be otherwise provided by the Board of Directors in respect of the shares of a particular series established by resolution of the Board of Directors, shares of any one or more series of the Preference Stock may be called for redemption and redeemed, at the option of the Company, in whole at any time or in part from time to time, by the payment therefor in cash of the then applicable optional redemption price fixed by the Board of Directors for the shares of such series, each redemption to be effected upon notice the same as that provided in subdivision (c) of Division I in respect of the redemption of shares of the Prior Preferred Stock. All other provisions of said subdivision (c) with respect to the method and effect of redemption of shares of the Prior Preferred Stock shall be applicable to the redemption of shares of the Preference Stock in the same manner and with the same force and effect as though such provisions were set forth in full in this subdivision (c).

          (d) Limitations on Redemption and Purchase of Preference Stock. If and so long as the Company shall be in default in the payment of any quarterly dividend on shares of any series of the Preference Stock, or shall be in default in the payment of funds into or the setting aside of funds for any sinking fund created for any series of the Preference Stock, the Company shall not (other than by the use of unapplied funds, if any, paid into or set aside for a sinking fund or funds prior to such default):

          (1) redeem any shares of the Preference Stock unless all shares thereof are redeemed; or

          (2) purchase or otherwise acquire for a consideration any shares of the Preference Stock, except pursuant to offers of sale made by holders of the Preference Stock in response to an invitation for tenders given simultaneously by the Company by mail to the holders of record of all shares of the Preference Stock then outstanding at their respective addresses then appearing on the records of the Company.

          (e) Status of Preference Stock Redeemed or Purchased. All shares of the Preference Stock which shall be redeemed pursuant to any sinking fund created for any series of the Preference Stock, all shares of the Preference Stock which shall be purchased pursuant to any such sinking fund or applied in lieu of the payment of funds into or the setting aside of funds for any such sinking fund, and all shares of the Preference Stock of any series, issued with the privilege of conversion into shares of the Common Stock, which shall be so converted, shall be retired and cancelled and shall not be reissued. Shares of the Preference Stock otherwise redeemed, purchased or acquired by the Company shall have the status of authorized and unissued shares or shall be retired and cancelled as may be determined by the Board of Directors.

          (f) Liquidation Preferences. In the event of dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, holders of the Preference Stock of each series shall be entitled to receive out of the assets of the Company, before any payment or distribution shall be made to the holders of any subordinate stock, such amount per share as shall have been fixed by the Board of Directors as the voluntary liquidation price or the involuntary liquidation price, as the case may be, for the shares of such series; provided, however, that no such payment to holders of the Preference Stock shall be made until payment in full shall have been made to the holders of the Prior Preferred Stock and the Convertible Preferred Stock, or funds or other assets sufficient for such payment shall have been set aside by the Company, separate and apart from its other assets, in accordance with the provisions of subdivision (f) of Division I and subdivision (f) of Division II. If upon any such dissolution, liquidation or winding up the assets of the Company available for payment to stockholders are not sufficient to make payment in full to holders of the Preference Stock as above provided, payment shall be made to such holders ratably in accordance with the numbers of shares held by them respectively, and, in case there shall then be outstanding more than one series of the Preference Stock, ratably in accordance with the respective distributive amounts to which such holders shall be entitled.

          (g) Restrictions on Certain Corporation Action. So long as any shares of the Preference Stock shall be outstanding the Company shall not, without the affirmative vote or the written consent of the holders of at least two-thirds of the shares of the Preference Stock outstanding at the time or as of a record date fixed by the Board of Directors:

          (1) create or authorize any stock of any class, other than the Prior Preferred Stock, ranking prior to or on a parity with the Preference Stock with respect to the payment of dividends or the distribution of assets; or

          (2) amend the Articles of Incorporation of the Company so as to affect any of the preferences or other rights of the holders of the Preference Stock; provided, however, that if any such amendment would affect any of the preferences or other rights of the holders of one or more, but less than all, of the series of the Preference Stock then outstanding, the affirmative vote or the written consent of, and only of, the holders of at least two-thirds of the shares of each series so affected shall be required.

          So long as any shares of the Preference Stock shall be outstanding the Company shall not, without the affirmative vote or the written consent of the holders of a majority of the shares of the Preference Stock outstanding at the time or as of a record date fixed by the Board of Directors, consolidate with or merge into any other corporation, under applicable statutory procedure, or make any sale or transfer of the property and business of the Company as or substantially as an entirety; provided, however, that this restriction shall not apply to any consolidation, merger, or sale or transfer of the character specified in clauses (i) and (ii) of the second paragraph (2) of subdivision (g) of Division I. The term "sale or transfer," as above used, includes a lease or exchange but does not include a mortgage or pledge.

          (h) Preemptive Rights. Holders of the Preference Stock shall have no preemptive rights.

                                  DIVISION IV

                      Provisions Relating to Common Stock

     (a) Dividends. Subject to the preferential rights of the holders of the Prior Preferred Stock, the Convertible Preferred Stock and the Preference Stock with respect to the payment of dividends, as set forth in subdivision (b) of Division I, subdivision (a) of Division II and subdivision (b) of Division III, respectively, holders of the Common Stock shall be entitled to receive dividends, out of funds legally available therefor, when and as declared by the Board of Directors.

     (b) Liquidation Preferences. In the event of dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, holders of the Common Stock shall be entitled to receive, ratably in accordance with the numbers of shares held by them respectively, the assets of the Company, available for payment to stockholders, remaining after payment in full shall have been made to holders of the Prior Preferred Stock, the Convertible Preferred Stock and the Preference Stock in accordance with the provisions of subdivision (f) of Division I, subdivision (f) of Division II and subdivision
(f) of Division III.

     (c) Preemptive Rights. Holders of the Common Stock shall have no preemptive rights.

     ARTICLE FIVE: In order to assure continuity of efficient management, the Board of Directors (hereinafter called the "Board") is hereby authorized to establish a Deferred Compensation Plan (hereinafter called the "Plan") for selected key executive and managerial employes of the Company and its wholly-owned subsidiaries.

     The Board shall have complete authority to act upon and determine all matters related to the establishment, conduct, utilization, terms and conditions of the Plan, within the following limitations:

     (1) Administration. The Board shall provide for the regular administration of the Plan by a Compensation Committee to be composed of not less than five Directors chosen by the Board from its members who are not officers of the Company, and shall empower the Committee to award "current compensation units," wholly or partly in lieu of salary increases, to key executive and managerial employes of the Company and its wholly-owned subsidiaries selected from time to time by the Committee and to award "retirement compensation units" to qualifying holders of current compensation units or their spouses as herein provided. The number of active officers and employes to whom current compensation units may be so awarded in any one calendar year shall be limited to such number fixed by the Board of Directors annually, but shall be so limited that the Plan shall remain primarily for the purpose of providing deferred compensation for a select group of management employes within the meaning of the Employee Retirement Income Security Act of 1974.

     (2) Current Compensation Units. Each current compensation unit shall entitle the holder to payments following the award and during the continued employment of the holder by the Company or a wholly-owned subsidiary of the Company equal to and made on the payment dates of the cash dividends he would have received if on the day of the award one share of the Company's Common Stock had been issued to him.

     (3) Award of Current Compensation Units. The total number of current compensation units awarded in any calendar year shall be limited so that the compensation payable thereon would not exceed one-tenth of one per cent of consolidated net income on the Common Stock of the Company for the preceding calendar year. To compute this limitation, the "compensation payable thereon" shall be deemed to be the amount which would have been paid in the preceding calendar year either (a) on an equivalent number of units awarded on the record date for the first cash dividend on the Common Stock paid in that year, or (b) at a rate per unit equal to five per cent of the book value per share of the Common Stock at the end of that year, whichever results in the lower number of available units. No current compensation units shall be awarded in any calendar year if total payments during the preceding calendar year on current and retirement compensation units had reduced consolidated net income on the Common Stock of the Company for such year by as much as two per cent. As herein used, the term "consolidated net income on the Common Stock of the Company" shall mean, for any calendar year, such net income

(after all Federal income and excess profits tax provisions) of the Company and its subsidiary companies consolidated, or of the Company alone if there be no consolidated subsidiary Company, as shown in the Annual Report to the Stockholders of the Company for such year.

     (4) Retirement Compensation Units. Each retirement compensation unit shall entitle the holder to payments following the award and continuing for life equal to and made on the payment dates of the cash dividends he would have received if on the day of the award one share of the Company's Common Stock had been issued to him; provided, however, that payments per retirement compensation unit in any calendar year shall not in any event be (a) less than the average amount of the payments per current compensation unit during the five calendar years preceding the termination of employment which gave rise to the award of such retirement compensation unit, or (b) more than such average amount (or the amount of the payments per current compensation unit in the calendar year preceding such termination, if greater), increased at the compound annual rate of two per cent to the end of the calendar year of payment.

     The foregoing proviso shall not apply to any retirement compensation unit based upon a current compensation unit awarded prior to April 26, 1973, unless an election for such application was made before January 1, 1974. The Compensation Committee shall determine the means of applying the maximum and minimum limits of such proviso.

     (5) Award of Retirement Compensation Units. Upon the termination, by death or otherwise, of the employment of a holder of current compensation units, he (or, in the case of death, his surviving spouse) shall be awarded that number of retirement compensation units equal to the number of current compensation units held by him immediately prior to such termination, subject to paragraph (7).

     (6) Effect of Stock Dividends, Etc. For the purpose of computing payments hereunder, fractional shares, as well as full shares, resulting from stock dividends, stock splits or other changes in the Company's Common Stock shall be treated as though actually issued.

     (7) Effect of Resignation. If any holder of current compensation units should at any time resign from employ of the Company and all of its wholly-owned subsidiaries his payments shall thereupon be discontinued and all rights to receive retirement compensation units under the plan will terminate.

     (8) Noncompetition Agreement. If any holder of current or retirement compensation units should at any time engage in competitive business, his payments shall thereupon be discontinued.

     (9) Death Benefits. Upon the death of any holder of retirement compensation units, leaving a spouse surviving, payments on account of such units shall continue to be made to the spouse for life, but only if (i) such units had originated from the deceased's employment by the Company or a wholly-owned subsidiary of the Company and (ii) the surviving spouse was married to such holder when his period of service with the Company and all of its wholly-owned subsidiaries terminated.

     (10) Amendment and Termination. The Board shall have the right to modify or discontinue the Plan at any time, and to establish a trust fund to ensure the payment of benefits thereunder, provided that the rights of persons entitled to payments on account of compensation units previously awarded shall in nowise be thereby impaired.

     (11) Effective Date and Transition Rules with Respect to Retirement Units. The Plan, as amended, shall be effective May 3, 1983. Compensation units held immediately prior to July 1, 1979 shall be deemed to be current compensation units if originally issued with respect to employment which has not terminated on such date and to be retirement compensation units if originally issued with respect to employment which has terminated on or prior to such date.

     ARTICLE SIX: The number of directors of the Company shall be as fixed by the By-Laws of the Company.

     ARTICLE SEVEN: (a) A director of the Company shall not be personally liable to the company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the Business Corporation Act of the State of Illinois, or (iv) for any transaction from which the director derived an improper personal benefit. If the Business Corporation Act of the State of Illinois is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the full extent permitted by the Business Corporation Act of the State of Illinois, as so amended. Any repeal or modification of this paragraph (a) by the shareholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

          (b) Each person who is or was or had agreed to become a director or officer of the Company, and each person who is or was serving or who had agreed to serve at the request of the Board or an officer of the Company as an employe or agent of the Company or as a director, officer, employe, or agent, trustee or fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Company to the full extent permitted by the Business Corporation Act of the State of Illinois or any other applicable laws as presently or hereafter in effect. Without limiting the generality of the foregoing, the Company may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this paragraph (b). Any repeal or modification of this paragraph
(b) shall not adversely affect any right or protection existing hereunder or under any such agreement immediately prior to such repeal or modification.


                              ____________________

     PURSUANT TO AUTHORITY EXPRESSLY VESTED IN THE BOARD OF DIRECTORS BY SUBDIVISION(A) OF DIVISION 3 OF ARTICLE FOUR, THE BOARD OF DIRECTORS HAS BY RESOLUTION PROVIDED FOR THE ISSUANCE OF THE FOLLOWING OUTSTANDING SERIES OF PREFERENCE STOCK:

                       $1.90 CUMULATIVE PREFERENCE STOCK

     THE BOARD OF DIRECTORS OF THE COMPANY ADOPTED THE FOLLOWING RESOLUTION, EFFECTIVE APRIL 14, 1971:

     RESOLVED, that pursuant to authority expressly vested in the Board of Directors by the Company's Articles of Incorporation, as amended, there be and there hereby is established a series of the Preference Stock, without par value, of the Company, the designation of such series, the number of shares to be issuable therein, and certain of the terms and provisions thereof to be as follows:

          I. Designation of Series and Number of Shares to Be Issuable Therein. The series of the Preference Stock established hereby shall be designated $1.90 Cumulative Preference Stock (hereinafter called the "$1.90 Series"), in which 4,249,549 shares shall be issuable.

          II. Dividends. Dividends shall be payable on the shares of the $1.90 Series at the rate of $1.90 per share per annum, and no more. The first dividend payable on shares, if any, of the $1.90 Series issued prior to August 1, 1971, shall accrue from the initial date of issue of any of such shares, and the first dividend payable on shares, if any, of the $1.90 Series, issued between quarterly dividend payment dates and subsequent to August 1, 1971, shall accrue from the quarterly dividend payment date next preceding the date of issue of such shares.

          III. Redemption. Prior to May 1, 1976, none of the shares of the $1.90 Series may be redeemed through refunding, directly or indirectly, by or in anticipation of the incurring of any debt or the issuance of any shares of the Preference Stock or of any other stock ranking prior to or on a parity with the Preference Stock with respect to the payment of dividends or the distribution of assets, if such debt has an interest cost to the Company, or such shares have a dividend cost to the Company, less than the dividend cost to the Company of the shares of the $1.90 Series. The term "interest cost to the Company", with respect to any debt, means the yield to stated maturity of such debt at the net price to the Company therefor, determined by reference to a standard table of bond yields, using straight-line interpolation if necessary, and the term "dividend cost to the Company", with respect to any shares, means the percentage yield of such shares obtained by dividing the annual dividend rate per share by the net price to the Company per share (in either case "net price to the Company" is to be determined after allowing for all discounts, commissions, finder's or negotiator's fees, standby or commitment charges and any other compensation received or receivable directly from the Company by underwriters, investment bankers or other financing agents, or purchasers). Subject to the foregoing, the shares of the $1.90 Series may be called for redemption and redeemed, at the option of the Company, in whole at any time or in part from time to time, at the redemption prices hereinafter set forth and upon the notice and in the manner prescribed in the applicable provisions of the Company's Articles of Incorporation, as amended,

          The per share redemption prices of the shares of the $1.90 Series shall be $27.50 if redeemed on or before April 30, 1976, $26.00 if redeemed on or after May 1, 1976 but before May 1, 1981, and $25.25 if redeemed on or after May 1, 1981, in each case plus the amount of accrued and unpaid dividends, if any, thereon to the redemption date.

          IV. Liquidation Prices. The amount payable on each share of the $1.90 Series in the event of voluntary dissolution, liquidation or winding up of the Company shall be an amount equal to the optional redemption price thereof applicable at the date fixed for payment, and no more. The amount payable on each share of the $1.90 Series in the event of involuntary dissolution, liquidation or winding up of the Company shall be $25 plus the amount of accrued and unpaid dividends, if any, thereon to the date fixed for payment, and no more.

                       $2.00 CUMULATIVE PREFERENCE STOCK

     THE BOARD OF DIRECTORS OF THE COMPANY ADOPTED THE FOLLOWING RESOLUTION, EFFECTIVE NOVEMBER 16, 1971:

     RESOLVED, that pursuant to authority expressly vested in the Board of Directors by the Company's Articles of Incorporation, as amended, there be and there hereby is established a series of the Preference Stock, without par value, of the Company, the designation of such series, the number of shares to be issuable therein, and certain of the terms and provisions thereof to be as follows:

          I. Designation of Series and Number of Shares to Be Issuable Therein. The series of Preference Stock established hereby shall be designated $2.00 Cumulative Preference Stock (hereinafter called the "$2.00 Series"), in which 2,000,000 shares initially shall be issuable.

          II. Dividends. Dividends shall be payable on the shares of the $2.00 Series at the rate of $2.00 per share per annum, and no more. The first dividend payable on shares, if any, of the $2.00 Series issued on or prior to February 1, 1972, shall accrue from the date of issue of the first issued shares of the $2.00 Series and the first dividend payable on shares, if any, of the $2.00 Series, issued between quarterly dividend payment dates and subsequent to February 1, 1972, shall accrue from the quarterly dividend payment date next preceding the date of issue of such shares.

          III. Redemption. Prior to December 1, 1976, none of the shares of the $2.00 Series may be redeemed through refunding, directly or indirectly, by or in anticipation of the incurring of any debt or the issuance of any shares of the Preference Stock or of any other stock ranking prior to or on a parity with the Preference Stock with respect to the payment of dividends or the distribution of assets, if such debt has an interest cost to the Company, or such shares have a dividend cost to the Company, less than the highest dividend cost to the Company of shares of the $2.00 Series issued prior to the date shares thereof are called for redemption. The term "interest cost to the Company," with respect to any debt, means the yield to stated maturity of such debt at the net price to the Company therefor, determined by reference to a standard table of bond yields, using straight-line interpolation if necessary, and the term "dividend cost to the Company," with respect to any shares, means the percentage yield of such shares obtained by dividing the annual dividend rate per share by the net price to the Company per share (in either case "net price to the Company" is to be determined after allowing for all discounts, commissions, finder's or negotiator's fees, standby or commitment charges and any other compensation received or receivable directly from the Company by underwriters, investment bankers or other financing agents, or purchasers). Subject to the foregoing, the shares of the $2.00 Series may be called for redemption and redeemed, at the option of the Company, in whole at any time or in part from time to time, at the redemption prices hereinafter set forth and upon the notice and in the manner prescribed in the applicable provi-sions of the Company's Articles of Incorporation, as amended.

          The per share redemption prices of the shares of the $2.00 Series shall be $28.36 if redeemed on or before November 30, 1976, $26.81 if redeemed on or after December 1, 1976 but before December 1, 1981, and $26.04 if redeemed on or after December 1, 1981, in each case plus the amount of accrued and unpaid dividends, if any, thereon to the redemption date.

          IV. Liquidation Prices. The amount payable on each share of the $2.00 Series in the event of voluntary dissolution, liquidation or winding up of the Company shall be an amount equal to the optional redemption price thereof applicable at the date fixed for payment, and no more. The amount payable on each share of the $2.00 Series in the event of involuntary dissolution, liquidation or winding up of the Company shall be $25.00 plus the amount of accrued and unpaid dividends, if any, thereon to the date fixed for payment, and no more.

          V. Amendment of Resolution. The Board of Directors may, from time to time, amend this resolution to (i) increase the number of shares of Preference Stock issuable in the $2.00 Series, (ii) substitute later dates for any or all of the respective dates specified in Division III, (iii) increase any or all of the redemption prices specified in Division III, and
     (iv) increase the amount payable on each share of the $2.00 Series in the event of the involuntary dissolution, liquidation or winding up of the Company.

                       $1.96 CUMULATIVE PREFERENCE STOCK

     THE BOARD OF DIRECTORS OF THE COMPANY ADOPTED THE FOLLOWING RESOLUTION, EFFECTIVE NOVEMBER 13, 1972:

     RESOLVED, that pursuant to authority expressly vested in the Board of Directors by the Company's Articles of Incorporation, as amended, there be and there hereby is established a series of the Preference Stock, without par value, of the Company, the designation of such series, the number of shares to be issuable therein, and certain of the terms and provisions thereof to be as follows:

          I. Designation of Series and Number of Shares to Be Issuable Therein. The series of Preference Stock established hereby shall be designated $1.96 Cumulative Preference Stock (hereinafter called the "$1.96 Series"), in which 2,000,000 shares shall be issuable.

          II. Dividends. Dividends shall be payable on the shares of the $1.96 Series at the rate of $1.96 per share per annum, and no more. The first dividend payable on shares, if any, of the $1.96 Series issued on or prior to February 1, 1973, shall accrue from the date of issue of the first issued shares of the $1.96 Series and the first dividend payable on shares, if any, of the $1.96 Series issued between quarterly dividend payment dates and subsequent to February 1, 1973, shall accrue from the quarterly dividend payment date next preceding the date of issue of such shares.

          III. Redemption. Prior to December 1, 1977, none of the shares of the $1.96 Series may be redeemed. On or after December 1, 1977, the shares of the $1.96 Series may be called for redemption and redeemed, at the option of the Company, in whole at any time or in part from time to time, at the redemption prices hereinafter set forth and upon the notice and in the manner prescribed in the applicable provisions of the Company's Articles of Incorporation, as amended.

          The per share redemption prices of the shares of the $1.96 Series shall be $27.65 if redeemed on or after December 1, 1977 but before December 1, 1982, and $27.00 if redeemed on or after December 1, 1982, in each case plus the amount of accrued and unpaid dividends, if any, thereon to the redemption date.

          IV. Liquidation Prices. The amount payable on each share of the $1.96 Series in the event of voluntary dissolution, liquidation or winding up of the Company shall be $27.65 prior to December 1, 1982 and $27.11 on or after December 1, 1982, in each case plus the amount of accrued and unpaid dividends, if any, thereon to the date fixed for payment, and no more. The amount payable on each share of the $1.96 Series in the event of involuntary dissolution, liquidation or winding up of the Company shall be $25.00 plus the amount of accrued and unpaid dividends, if any, thereon to the date fixed for payment, and no more.

          V. Amendment of Resolution. The Board of Directors may, from time to time, amend this resolution to (i) increase the number of shares of Preference Stock issuable in the $1.96 Series, (ii) substitute later dates for any or all of the dates specified in Divisions III and IV, and (iii) increase any or all of the prices specified in Divisions III and IV.

                       $7.24 CUMULATIVE PREFERENCE STOCK

     THE BOARD OF DIRECTORS OF THE COMPANY ADOPTED THE FOLLOWING RESOLUTION, EFFECTIVE FEBRUARY 13, 1973:

     RESOLVED, that pursuant to authority expressly vested in the Board of Directors by the Company's Articles of Incorporation, as amended, there be and there hereby is established a series of the Preference Stock, without par value, of the Company, the designation of such series, the number of shares to be issuable therein, and certain of the terms and provisions thereof to be as follows:

          I. Designation of Series and Number of Shares to Be Issuable Therein. The series of Preference Stock established hereby shall be designated $7.24 Cumulative Preference Stock (hereinafter called the "$7.24 Series"), in which 750,000 shares shall be issuable.

          II. Dividends. Dividends shall be payable on the shares of the $7.24 Series at the rate of $7.24 per share per annum, and no more. The first dividend payable on shares, if any, of the $7.24 Series issued on or prior to May 1, 1973, shall accrue from the date of issue of the first issued shares of the $7.24 Series and the first dividend payable on shares, if any, of the $7.24 Series, issued between quarterly dividend payment dates and subsequent to May 1, 1973, shall accrue from the quarterly dividend payment date next preceding the date of issue of such shares.

          III. Redemption. Prior to March 1, 1978, none of the shares of the $7.24 Series may be redeemed. On or after March 1, 1978, the shares of the $7.24 Series may be called for redemption and redeemed, at the option of the Company, in whole at any time or in part from time to time, at the redemption prices hereinafter set forth and upon the notice and in the manner prescribed in the applicable provisions of the Company's Articles of Incorporation, as amended.

          The per share redemption prices of the shares of the $7.24 Series shall be $103.00 if redeemed on or after March 1, 1978 but before March 1, 1983, and $101.00 if redeemed on or after March 1, 1983, in each case plus the amount of accrued and unpaid dividends, if any, thereon to the redemption date.

          IV. Liquidation Prices. The amount payable on each share of the $7.24 Series in the event of voluntary dissolution, liquidation or winding up of the Company shall be $103.00 prior to March 1, 1983, and $101.00 on or after March 1, 1983, in each case plus the amount of accrued and unpaid dividends, if any, thereon to the date fixed for payment, and no more. The amount payable on each share of the $7.24 Series in the event of involuntary dissolution, liquidation or winding up of the Company shall be $99.12 plus the amount of accrued and unpaid dividends, if any, thereon to the date fixed for payment, and no more.

          V. Amendment of Resolution. The Board of Directors may, from time to time, amend this resolution to (i) increase the number of shares of Preference Stock issuable in the $7.24 Series, (ii) substitute later dates for any or all of the dates specified in Divisions III and IV, and (iii) increase any or all of the prices specified in Divisions III and IV.

                       $8.40 CUMULATIVE PREFERENCE STOCK

     THE BOARD OF DIRECTORS OF THE COMPANY ADOPTED THE FOLLOWING RESOLUTION, EFFECTIVE JANUARY 24, 1974:

     RESOLVED, that pursuant to authority expressly vested in the Board of Directors by the Company's Articles of Incorporation, as amended, there be and there hereby is established a series of the Preference Stock, without par value, of the Company, the designation of such series, the number of shares to be issuable therein, and certain of the terms and provisions thereof to be as follows:

          I. Designation of Series and Number of Shares to Be Issuable Therein. The series of Preference Stock established hereby shall be designated $8.40 Cumulative Preference Stock (hereinafter called the "$8.40 Series"), in which 750,000 shares shall be issuable.

          II. Dividends. Dividends shall be payable on the shares of the $8.40 Series at the rate of $8.40 per share per annum, and no more. The first dividend payable on shares, if any, of the $8.40 Series issued on or prior to May 1, 1974, shall accrue from the date of issue of the first issued
     shares of the $8.40 Series and the first   dividend payable on shares, if
     any, of the $8.40 Series, issued between quarterly dividend payment dates and subsequent to May 1, 1974, shall accrue from the quarterly dividend payment date next preceding the date of issue of such shares.

          III. Redemption. Prior to February 1, 1979, none of the shares of the $8.40 Series may be redeemed. On or after February 1, 1979, the shares of the $8.40 Series may be called for redemption and redeemed, at the option of the Company, in whole at any time or in part from time to time, at the redemption prices hereinafter set forth and upon the notice and in the manner prescribed in the applicable provisions of the Company's Articles of Incorporation, as amended.

          The per share redemption prices of the shares of the $8.40 Series shall be $103.00 if redeemed on or after February 1, 1979 but before February 1, 1984, and $101.00 if redeemed on or after February 1, 1984, in each case plus the amount of accrued and unpaid dividends, if any, thereon to the redemption date.

          IV. Liquidation Prices. The amount payable on each share of the $8.40 Series in the event of voluntary dissolution, liquidation or winding up of the Company shall be $103.00 prior to February 1, 1984, and $101.00 on or after February 1, 1984, in each case plus the amount of accrued and unpaid dividends, if any, thereon to the date fixed for payment, and no more. The amount payable on each share of the $8.40 Series in the event of involuntary dissolution, liquidation or winding up of the Company shall be $98.90 plus the amount of accrued and unpaid dividends, if any, thereon to the date fixed for payment, and no more.

          V. Amendment of Resolution. The Board of Directors may, from time to time, amend this resolution to (i) increase the number of shares of Preference Stock issuable in the $8.40 Series, (ii) substitute later dates for any or all of the dates specified in Divisions III and IV, and (iii) increase any or all of the prices specified in Divisions III and IV.


                       $8.38 CUMULATIVE PREFERENCE STOCK

     THE BOARD OF DIRECTORS OF THE COMPANY ADOPTED THE FOLLOWING RESOLUTION, EFFECTIVE MARCH 23, 1977:

     RESOLVED, that pursuant to authority expressly vested in the Board of Directors by the Company's Articles of Incorporation, as amended, there be and there hereby is established a series of the Preference Stock, without par value, of the Company, the designation of such series, the number of shares to be issuable therein, and certain of the terms and provisions thereof to be as follows:

          I. Designation of Series and Number of Shares to Be Issuable Therein. The series of Preference Stock established hereby shall be designated $8.38 Cumulative Preference Stock (hereinafter called the "$8.38 Series"), in which 750,000 shares shall be issuable.

          II. Dividends. Dividends shall be payable on the shares of the $8.38 Series at the rate of $8.38 per share per annum, and no more. The first dividend payable on shares, if any, of the $8.38 Series issued on or prior to August 1, 1977, shall accrue from the date of issue of the first issued shares of the $8.38 Series. The first dividend payment date for the shares of the $8.38 Series shall be August 1, 1977.

          III. Optional Redemption. Prior to April 1, 1982, none of the shares of the $8.38 Series may be redeemed. On or after April 1, 1982, shares of the $8.38 Series may be called for redemption and redeemed, at the option of the Company, in whole at any time or in part from time to time, at the redemption prices hereinafter set forth and upon the notice and in the manner prescribed in the applicable provisions of the Company's Articles of Incorporation, as amended.

          Such per share optional redemption prices of the shares of the $8.38 Series shall be $102.15 from April 1, 1982 through March 31, 1987, and $100.16 on and after April 1, 1987, in each case plus the amount of accrued and unpaid dividends, if any, thereon to the redemption date.

          IV. Liquidation Prices. The amount payable on each share of the $8.38 Series in the event of voluntary dissolution, liquidation or winding up of the Company shall be $102.15 through March 31, 1987, and $100.16 on and after April 1, 1987, plus the amount of accrued and unpaid dividends, if any, thereon to the date fixed for payment, and no more. The amount payable on each share of the $8.38 Series in the event of involuntary dissolution, liquidation or winding up of the Company shall be $98.09, plus the amount of accrued and unpaid dividends, if any, thereon to the date fixed for payment, and no more.

                       $8.20 CUMULATIVE PREFERENCE STOCK

     THE BOARD OF DIRECTORS OF THE COMPANY ADOPTED THE FOLLOWING RESOLUTION, EFFECTIVE SEPTEMBER 21, 1977:

     RESOLVED, that pursuant to authority expressly vested in the Board of Directors by the Company's Articles of Incorporation, as amended, there be and there hereby is established a series of the Preference Stock, without par value, of the Company, the designation of such series, the number of shares to be issuable therein, and certain of the terms and provisions thereof to be as follows:

          I. Designation of Series and Number of Shares to Be Issuable Therein. The series of Preference Stock established hereby shall be designated $8.20 Cumulative Preference Stock (hereinafter called the "$8.20 Series"), in which 750,000 shares shall be issuable.

          II. Dividends. Dividends shall be payable on the shares of the $8.20 Series at the rate of $8.20 per share per annum, and no more. The first dividend payable on shares of the $8.20 Series issued on or prior to November 1, 1977, shall accrue from the first date of issue of any such shares and such dividend shall be payable on November 1, 1977.

          III. Sinking Fund. At or before the opening of business on November 1, 1982, and at or before the opening of business on each November 1 thereafter through November 1, 2001, the Company shall set aside, separate and apart from its other funds, as a sinking fund payment for the retirement of 35,715 shares of the $8.20 Series, the sum of $3,571,500, and at or before the opening of business on November 1, 2002, the Company shall so set aside as a sinking fund payment for the retirement of 35,700 shares of the $8.20 Series the sum of $3,570,000, plus, in each case, a sum equal to the amount of accrued and unpaid dividends, if any, on the shares to be retired to the redemption date (each such November 1 being referred to in this Section III as a "sinking fund payment date"). The requirement in respect of sinking fund payments shall be cumulative, so that if the Company shall fail to set aside in full the amount of any sinking fund payment, the amount of the deficiency shall be added to the next succeeding sinking fund payment or payments until such deficiency shall be made good.

          The Company shall apply all cash set aside by it pursuant to this
     Section III and held by it on any sinking fund payment date to the redemption on such date of outstanding shares of the $8.20 Series at the sinking fund redemption price ($100 per share, plus an amount equal to accrued and unpaid dividends, if any, on such shares to the redemption date), such redemption to be effected upon the notice and in the manner prescribed in the applicable provisions of the Company's Articles of Incorporation, as amended.

          The Company shall not be entitled to take credit for the satisfaction of all or any part of any sinking fund payment by the application of any previously issued shares of the $8.20 Series acquired by the Company or redeemed by it otherwise than pursuant to this Section III.

          Notwithstanding any of the other provisions of this Section III, if any November 1, referred to above, shall be a Saturday, a Sunday or a legal holiday for banking institutions in the State of Illinois, the term "sinking fund payment date", as used in this Section III, shall be construed to mean the next succeeding day which is not a Saturday, a Sunday or such a legal holiday.

          IV. Optional Redemption. Prior to November 1, 1987, none of the shares of the $8.20 Series may be redeemed except through sinking fund payments provided for in Section III above. On or after November 1, 1987, shares of the $8.20 Series may be called for redemption and redeemed,at the option of the Company, in whole at any time or in part from time to time, at the redemption prices hereinafter set forth and upon the notice and in the manner prescribed in the applicable provisions of the Company's Articles of Incorporation, as amended.

          Such per share optional redemption prices of the shares of the $8.20 Series shall be $105 from November 1, 1987 through October 31, 1992, $103 from November 1, 1992 through October 31, 1997, and $101 on and after November 1, 1997, in each case plus the amount of accrued and unpaid dividends, if any, on the shares to be redeemed to the redemption date.

          All shares of the $8.20 Series redeemed pursuant to this Section IV or otherwise acquired shall be retired and cancelled and shall not be reissued.

          V. Pro Rata Redemption. In case of the redemption at any time of less than all the outstanding shares of the $8.20 Series, pursuant to
     Section III or Section IV hereof, the particular shares of the $8.20 Series to be redeemed shall be selected by the Company from such outstanding shares as nearly as practicable pro rata according to the respective numbers of such outstanding shares then held of record by the holders of shares of the $8.20 Series.

          VI. Liquidation Prices. The amount payable on each share of the $8.20 Series in the event of voluntary dissolution, liquidation or winding up of the Company shall be $108.20 through October 31, 1987, $105 from November 1, 1987 through October 31, 1992, $103 from November 1, 1992 through October 31, 1997, and $101 on and after November 1, 1997, in each case plus the amount of accrued and unpaid dividends, if any, thereon to the date fixed for payment, and no more. The amount payable on each share of the $8.20 Series in the event of involuntary dissolution, liquidation or winding up of the Company shall be $100, plus the amount of accrued and unpaid dividends, if any, thereon to the date fixed for payment, and no more.

                  $8.40 CUMULATIVE PREFERENCE STOCK, SERIES B

     THE BOARD OF DIRECTORS OF THE COMPANY ADOPTED THE FOLLOWING RESOLUTION, EFFECTIVE APRIL 19, 1978:

     RESOLVED, that pursuant to authority expressly vested in the Board of Directors by the Company's Articles of Incorporation, as amended, there be and there hereby is established a series of the Preference Stock, without par value, of the Company, the designation of such series, the number of shares to be issuable therein, and certain of the terms and provisions thereof to be as follows:

          I. Designation of Series and Number of Shares to Be Issuable Therein. The series of Preference Stock established hereby shall be designated $8.40 Cumulative Preference Stock, Series B, (hereinafter called the $8.40 Series B"), in which 750,000 shares shall be issuable.

          II. Dividends. Dividends shall be payable on the shares of the $8.40 Series B at the rate of $8.40 per share per annum, and no more. The first dividend payable on shares, if any, of the $8.40 Series B, issued on or prior to August 1, 1978, shall accrue from the date of issue of the first issued shares of the $8.40 Series B.

          III. Sinking Fund. (a) At or before the opening of business on May 1 in each year commencing May 1, 1983 (each such May 1 being referred to in this Section III as a "sinking fund payment date"), the Company shall set aside, separate and apart from its other funds, as a mandatory sinking fund payment for the retirement of 30,000 shares of the $8.40 Series B, the sum of $3,000,000 ($100 per share), plus a sum equal to the amount of accrued and unpaid dividends, if any, on such shares to the redemption date. The requirement in respect of mandatory sinking fund payments shall be cumulative, so that if the Company shall fail to set aside in full the amount of any mandatory sinking fund payment, the amount of the deficiency shall be added to the next succeeding mandatory sinking fund payment or payments until such deficiency shall be made good.

          (b) In addition to the mandatory sinking fund payments provided for by subsection (a) above, the Company shall have the right, on any sinking fund payment date, to set aside, separate and apart from its other funds, as an optional sinking fund payment for the retirement of shares of the $8.40 Series B, at the sinking fund redemption price, a sum not in excess of $3,000,000, exclusive of accrued and unpaid dividends. The right of the Company to make optional sinking fund payments shall not be cumulative.

          (c) In satisfaction of all or any part of any mandatory sinking fund payment, the Company may elect to take credit, at the sinking fund redemption price, for any previously issued shares of the $8.40 Series B acquired or redeemed by the Company (otherwise than through the application of mandatory sinking fund payments), which have not theretofore been used for the purpose of any such credit.

          (d) The Company shall apply all cash set aside by it pursuant to subsections (a) and (b) above and held by it on any sinking fund payment date to the redemption on such date of outstanding shares of the $8.40 Series B at the sinking fund redemption price ($100 per share, plus an amount equal to accrued and unpaid dividends, if any, on such shares to the redemption date), such redemption to be effected upon the notice and in the manner prescribed in the applicable provisions of the Company's Articles of Incorporation, as amended.

          (e) Notwithstanding any of the other provisions of this Section III, if any May 1, referred to in subsection (a) above, shall be a Saturday, a Sunday or a legal holiday for banking institutions in the State of Illinois, the term "sinking fund payment date", as used in this Section III, shall be construed to mean the next succeeding day which is not a Saturday, a Sunday or such a legal holiday.

          IV. Optional Redemption. Prior to May 1, 1983, none of the shares of the $8.40 Series B may be redeemed. On or after May 1, 1983, shares of the $8.40 Series B may be called for redemption and redeemed, at the option of the Company in whole at any time or in part from time to time, at the redemption prices hereinafter set forth and upon the notice and in the manner prescribed in the applicable provisions of the Company's Articles of Incorporation, as amended.

          Such per share optional redemption prices of the shares of the $8.40 Series B shall be $103 from May 1, 1983 through April 30, 1988, and on and after May 1, 1988, $101 per share, in each case plus the amount of accrued and unpaid dividends, if any, thereon to the redemption date.

          V. Liquidation Prices. The amount payable on each share of the $8.40 Series B in the event of voluntary dissolution, liquidation or winding up of the Company shall be $103 through April 30, 1988, and on and after May 1, 1988, $101, plus the amount of accrued and unpaid dividends, if any, thereon to the date fixed for payment, and no more. The amount payable on each share of the $8.40 Series B in the event of involuntary dissolution, liquidation or winding up of the Company shall be $99.326, plus the amount of accrued and unpaid dividends, if any, thereon to the date fixed for payment, and no more.


                       $8.85 CUMULATIVE PREFERENCE STOCK

     THE BOARD OF DIRECTORS OF THE COMPANY ADOPTED THE FOLLOWING RESOLUTION, EFFECTIVE JULY 21, 1978:

     RESOLVED, that pursuant to authority expressly vested in the Board of Directors by the Company's Articles of Incorporation, as amended, there be and there hereby is established a series of the Preference Stock, without par value, of the Company, the designation of such series, the number of shares to be issuable therein, and certain of the terms and provisions thereof to be as follows:

          I. Designation of Series and Number of Shares to Be Issuable Therein. The series of Preference Stock established hereby shall be designated $8.85 Cumulative Prefer-ence Stock (hereinafter called the "$8.85 Series"), in which 750,000 shares shall be issuable.

          II. Dividends. Dividends shall be payable on the shares of the $8.85 Series at the rate of $8.85 per share per annum, and no more. The first dividend payable on shares of the $8.85 Series issued on or prior to November 1, 1978, shall accrue from the first date of issue of any such shares and such dividend shall be payable on November 1, 1978.

          III. Sinking Fund. At or before the opening of business on August 1, 1984, and at or before the opening of business on each August 1 thereafter through August 1, 2003, the Company shall set aside, separate and apart from its other funds, as a sinking fund payment for the retirement of 37,500 shares of the $8.85 Series, the sum of $3,750,000, plus in each case, a sum equal to the amount of accrued and unpaid dividends, if any, on the shares to be retired to the redemption date (each such August 1 being referred to in this Section III as a "sinking fund payment date"). The requirement in respect of sinking fund payments shall be cumulative, so that if the Company shall fail to set aside in full the amount of any sinking fund payment, the amount of the deficiency shall be added to the next succeeding sinking fund payment or payments until such deficiency shall be made good.

          The Company shall apply all cash set aside by it pursuant to this
     Section III and held by it on any sinking fund payment date to the redemption on such date of outstanding shares of the $8.85 Series at the sinking fund redemption price ($100 per share, plus an amount equal to accrued and unpaid dividends, if any, on such shares to the redemption date), such redemption to be effected upon the notice and in the manner prescribed in the applicable provisions of the Company's Articles of Incorporation, as amended.

          The Company shall not be entitled to take credit for the satisfaction of all or any part of any sinking fund payment by the application of any previously issued shares of the $8.85 Series acquired by the Company or redeemed by it otherwise than pursuant to this Section III.

          Notwithstanding any of the other provisions of this Section III, if any August 1, referred to above, shall be a Saturday, a Sunday or a legal holiday for banking institutions in the State of Illinois, the term "sinking fund payment date", as used in this Section III, shall be construed to mean the next succeeding date which is not a Saturday, a Sunday or such a legal holiday.

          IV. Optional Redemption. Prior to August 1, 1988, none of the shares of the $8.85 Series may be redeemed except through sinking fund payments provided for in Section III above. On or after August 1, 1988, shares of the $8.85 Series may be called for redemption and redeemed, at the option of the Company, in whole at any time or in part from time to time, at the redemption prices hereinafter set forth and upon the notice and in the manner prescribed in the applicable provisions of the Company's Articles of Incorporation, as amended.

          Such per share optional redemption prices of the shares of the $8.85 Series shall be $105 from August 1, 1988 through July 31, 1993, $103 from August 1, 1993 through July 31, 1998, and $101 on and after August 1, 1998, in each case plus the amount of accrued and unpaid dividends, if any, on the shares to be redeemed to the redemption date.

          All shares of the $8.85 Series redeemed pursuant to this Section IV or otherwise acquired shall be retired and cancelled and shall not be reissued.

          V. Pro Rata Redemption. In case of the redemption at any time or less than all the outstanding shares of the $8.85 Series, pursuant to
     Section III or Section IV hereof, the particular shares of the $8.85 Series to be redeemed shall be selected by the Company from such outstanding shares as nearly as practicable pro rata according to the respective numbers of such outstanding shares then held of record by the holders of shares of the $8.85 Series.

          VI. Liquidation Prices. The amount payable on each share of the $8.85 Series in the event of voluntary dissolution, liquidation or winding up of the Company shall be $108.85 through July 31, 1988, $105 from August 1, 1988 through July 31, 1993, $103 from August 1, 1993 through July 31, 1998, and $101 on and after August 1, 1998, in each case plus the amount of accrued and unpaid dividends, if any, thereon to the date fixed for payment, and no more. The amount payable on each share of the $8.85 Series in the event of involuntary dissolution, liquidation or winding up of the Company shall be $100, plus the amount of accrued and unpaid dividends, if any, thereon to the date fixed for payment and no more.


                       $9.25 CUMULATIVE PREFERENCE STOCK

     THE BOARD OF DIRECTORS OF THE COMPANY ADOPTED THE FOLLOWING RESOLUTION, EFFECTIVE MARCH 29, 1979:

     RESOLVED, that pursuant to authority expressly vested in the Board of Directors by the Company's Articles of Incorporation, as amended, there be and there hereby is established a series of the Preference Stock, without par value, of the Company, the designation of such series, the number of shares to be issuable therein, and certain of the terms and provisions thereof to be as follows:

          I. Designation of Series and Number of Shares to Be Issuable Therein. The series of Preference Stock established hereby shall be designated $9.25 Cumulative Preference Stock (hereinafter called the "$9.25 Series"), in which 1,500,000 shares shall be issuable.

          II. Dividends. Dividends shall be payable on the shares of the $9.25 Series at the rate of $9.25 per share per annum, and no more. The first dividend payable on shares of the $9.25 Series issued on or prior to May 1, 1979, shall accrue from the first date of issue of any such shares and such dividend shall be payable on August 1, 1979.

          III. Sinking Fund. At or before the opening of business on August 1, 1985, and at or before the opening of business on each August 1 thereafter through August 1, 2004, the Company shall set aside, separate and apart from its other funds, as a sinking fund payment for the retirement of 75,000 shares of the $9.25 Series, the sum of $7,500,000, plus, in each case, a sum equal to the amount of accrued and unpaid dividends, if any, on the shares to be retired to the redemption date (each such August 1 being referred to in this Section III as a "sinking fund payment date"). The requirement in respect of sinking fund payments shall be cumulative, so that if the Company shall fail to set aside in full the amount of any sinking fund payment, the amount of the deficiency shall be added to the next succeeding sinking fund payment or payments until such deficiency shall be made good.

          The Company shall apply all cash set aside by it pursuant to this
     Section III and held by it on any sinking fund payment date to the redemption on such date of outstanding shares of the $9.25 Series at the sinking fund redemption price ($100 per share, plus an amount equal to accrued and unpaid dividends, if any, on such shares to the redemption date), such redemption to be effected upon the notice and in the manner prescribed in the applicable provisions of the Company's Articles of Incorporation, as amended.

          The Company shall not be entitled to take credit for the satisfaction of all or any part of any sinking fund payment by the application of any previously issued shares of the $9.25 Series acquired by the Company or redeemed by it otherwise than pursuant to this Section III.

          Notwithstanding any of the other provisions of this Section III, if any August 1, referred to above, shall be a

     Saturday, a Sunday or a legal holiday for banking institutions in the State of Illinois, the term "sinking fund payment date", as used in this Section III, shall be construed to mean the next succeeding date which is not a Saturday, a Sunday or such a legal holiday.

          IV. Optional Redemption. Prior to August 1, 1989, none of the shares of the $9.25 Series may be redeemed except through sinking fund payments provided for in Section III above. On or after August 1, 1989, shares of the $9.25 Series may be called for redemption and redeemed, at the option of the Company, in whole at any time or in part from time to time, at the redemption prices hereinafter set forth and upon the notice and in the manner prescribed in the applicable provisions of the Company's Articles of Incorporation, as amended.

          Such per share optional redemption prices of the shares of the $9.25 Series shall be $105 from August 1, 1989 through July 31, 1994, $103 from August 1, 1994 through July 31, 1999, and $101 on and after August 1, 1999, in each case plus the amount of accrued and unpaid dividends, if any, on the shares to be redeemed to the redemption date.

          All shares of the $9.25 Series redeemed pursuant to this Section IV or otherwise acquired shall be retired and cancelled and shall not be reissued.

          V. Pro Rata Redemption. In case of the redemption at any time or less than all the outstanding shares of the $9.25 Series, pursuant to
     Section III or Section IV hereof, the particular shares of the $9.25 Series to be redeemed shall be selected by the Company from such outstanding shares as nearly as practicable pro rata according to the respective numbers of such outstanding shares then held of record by the holders of shares of the $9.25 Series.

          VI. Liquidation Prices. The amount payable on each share of the $9.25 Series in the event of voluntary dissolution, liquidation or winding up of the Company shall be $109.25 through July 31, 1989, $105 from August 1, 1989 through July 31, 1994, $103 from August 1, 1994 through July 31, 1999, and $101 on and after August 1, 1999, in each case plus the amount of accrued and unpaid dividends, if any, thereon to the date fixed for payment, and no more. The amount payable on each share of the $9.25 Series in the event of involuntary dissolution, liquidation or winding up of the Company shall be $100, plus the amount of accrued and unpaid dividends, if any, thereon to the date fixed for payment and no more.


                       $9.00 CUMULATIVE PREFERENCE STOCK

     THE BOARD OF DIRECTORS OF THE COMPANY ADOPTED THE FOLLOWING RESOLUTION, EFFECTIVE JULY 25, 1990:


     RESOLVED, that, pursuant to authority expressly vested in the Board of Directors by the Company's Restated Articles of Incorporation, as amended, there be, and there hereby is, established a series of the Preference Stock, without par value, of the Company, the designation of such series, the number of shares to be issuable therein, and certain of the terms and provisions thereof to be as follows:

          I. Designation of Series and Number of Shares to Be Issuable Therein. The series of Preference Stock established hereby shall be designated $9.00 Cumulative Preference Stock (hereinafter called the "$9.00 Series"), in which 650,000 shares shall be issuable.

          II. Dividends. Dividends shall be payable on the shares of the $9.00 Series at the rate of $9.00 per share per annum, and no more. The first dividend payable on shares, if any, of the $9.00 Series issued on or prior to November 1, 1990, shall accrue from the date of issue of the first issued shares of the $9.00 Series. The first dividend payment date for the shares of the $9.00 Series shall be November 1, 1990.

          III. Sinking Fund. (a) At or before the opening of business on August 1, 1996, and at or before the opening of business on each August 1 thereafter through August 1, 2000, the Company shall set aside, separate and apart from its other funds, as a sinking fund payment for the retirement of 130,000 shares of the $9.00 Series, the sum of $13,000,000 plus, in each case, a sum equal to the amount of accrued and unpaid dividends, if any, on the shares to be retired to the redemption date (each such August 1 being referred to in this Section III as a "Sinking fund payment date"). The requirement in respect of sinking fund payments shall be cumulative, so that if the Company shall fail to set aside in full the amount of any sinking fund payment, the amount of the deficiency shall be added to the next succeeding sinking fund payment or payments until such deficiency shall be made good.

          (b) In addition to the mandatory sinking fund payments provided for by subsection (a) above, the Company shall have the right, on any sinking fund payment date, to set aside, separate and apart from its other funds, as an optional sinking fund payment for the retirement of shares of the $9.00 Series, at the sinking fund redemption price, a sum not in excess of $13,000,000, exclusive of accrued and unpaid dividends. The right of the Company to make optional sinking fund payments shall not be cumulative.

          (c) In satisfaction of all or any part of any mandatory sinking fund payment, the Company may elect to take credit, at the sinking fund redemption price, for any previously issued shares of the $9.00 Series acquired or redeemed by the Company (otherwise than through the application of mandatory sinking fund payments), which have not theretofore been used for the purpose of any such credit.

          (d)  The Company shall apply all cash set aside by it pursuant to this
     Section III and held by it on any sinking fund payment date to the redemption on such date of outstanding shares of the $9.00 Series at the sinking fund redemption price ($100 per share, plus an amount equal to accrued and unpaid dividends, if any, on such shares to the redemption date), such redemption to be effected upon the notice and in the manner prescribed in the applicable provisions of the Company's Restatement Articles of Incorporation, as amended.

          (e) Notwithstanding any of the provisions of this Section III, if any August 1, referred to above, shall be a Saturday, a Sunday or a legal holiday for banking institutions in the State of Illinois, the term "sinking fund payment date" as used in this Section III, shall be construed to mean the next succeeding date which is not a Saturday, a Sunday or such a legal holiday.

          IV. Liquidation Prices. The amount payable on each share of the $9.00 Series in the event of voluntary dissolution, liquidation or winding up the Company shall be $109.00 through July 31, 1991, $108.00 from August 1, 1991 through July 31, 1992, $107.00 from August 1, 1992 through July 31, 1993, $106.00 from August 1, 1993 through July 31, 1994, $105.00 from
     August 1, 1994 through July 31, 1995, $104.00 from August 1, 1995 through July 31, 1996, $103.00 from August 1, 1996 through July 31, 1997, $102.00 from August 1, 1997 through July 31, 1998, $101.00 from August 1, 1998 through July 31, 1999, and $100.00 on and after August 1, 1999, in each case plus the amount of accrued and unpaid dividends, if any, thereon to the date fixed for payment, and no more. The amount payable on each share of the $9.00 Series in the event of involuntary dissolution, liquidation or winding up of the Company shall be $99.125, plus the amount of accrued and unpaid dividends, if any, thereon to the date fixed for payment, and no more.

                      $6.875 CUMULATIVE PREFERENCE STOCK

          THE BOARD OF DIRECTORS OF THE COMPANY ADOPTED THE FOLLOWING RESOLUTION, EFFECTIVE MAY 21, 1993:


          RESOLVED, that, pursuant to authority expressly vested in the Board of Directors by the Company's Restated Articles of Incorporation, as amended, there be, and there hereby is, established a series of the Preference Stock, without par value, of the Company, the designation of such series, the number of shares to be issuable therein, and certain of the terms and provisions thereof to be as follows:

          I. Designation of Series and Number of Shares to Be Issuable Therein. The series of Preference Stock established hereby shall be designated $6.875 Cumulative Preference Stock (hereinafter called the "$6.875 Series"), in which 700,000 shares shall be issuable.

          II. Dividends. Dividends shall be payable on the shares of the $6.875 Series at the rate of $6.875 per share per annum, and no more. The first dividend payable on shares, if any, of the $6.875 Series issued on or prior to August 1, 1993, shall accrue from the date of issue of the first issued shares of the $6.875 Series. The first dividend payment date for the shares of the $6.875 Series shall be August 1, 1993.

          III. Sinking Fund. (a) At or before the opening of business on May 1, 2000, the Company shall set aside, separate and apart from its other funds, as a sinking fund payment for the retirement of all the outstanding 700,000 shares of the $6.875 Series, the sum of $70,000,000 plus a sum equal to the amount of accrued and unpaid dividends, if any, on the shares to be retired on the redemption date (such May 1 being referred to in this Section III as the "sinking fund payment date").

          (b) In satisfaction of all or any part of the mandatory sinking fund payment, the Company shall take credit, at the sinking fund redemption price, for any previously issued shares of the $6.875 Series acquired by the Company prior to May 1, 2000.

          (c)  The Company shall apply all cash set aside by it pursuant to this
     Section III and held by it on the sinking fund payment date to the redemption on such date of all of the outstanding shares of the $6.875 Series at the sinking fund redemption price ($100 per share, plus an amount equal to accrued and unpaid dividends, if any, on such shares to the redemption date), such redemption to be effected upon the notice and in the manner prescribed in the applicable provisions of the Company's Restated Articles of Incorporation, as amended.

          (d) Notwithstanding any of the other provisions of this Section III, if the May 1 referred to above shall be a legal holiday for banking institutions in the State of Illinois, the term "sinking fund payment date" as used in this Section III, shall be construed to mean the next succeeding date which is not a legal holiday and which is not a Saturday or a Sunday.

          IV. Liquidation Prices. The amount payable on each share of the $6.875 Series in the event of voluntary dissolution, liquidation or winding up of the Company shall be $106.875 through April 30, 1994, $105.75 from May 1, 1994 through April 30, 1995, $104.625 from May 1, 1995 through April 30, 1996, $103.50 from May 1, 1996 through April 30, 1997, $102.375 from
     May 1, 1997 through April 30, 1998, $101.25 from May 1, 1998 through April 30, 1999, and $100 on and after May 1, 1999, in each cash plus accrued and unpaid dividends, if any, thereon to the date fixed for payment, and no more. The amount payable on each share of the $6.875 Series in the event of the involuntary dissolution, liquidation or winding up of the Company shall be $99.25, plus the amount of accrued and unpaid dividends, if any, thereon to the date fixed for payment, and no more.


                       $2.425 CUMULATIVE REFERENCE STOCK

          THE BOARD OF DIRECTORS OF THE COMPANY ADOPTED THE FOLLOWING RESOLUTION, EFFECTIVE JULY 1, 1994:

          RESOLVED, that, pursuant to authority expressly vested in the Board of Directors by the Company's Restated Articles of Incorporation, as amended, there be, and there hereby is, established a series of the Preference Stock, without par value, of the Company, the designation of such series, the number of shares to be issuable therein, and certain of the terms and provisions thereof to be as follows:

          I. Designation of Series and Number of Shares to Be Issuable Therein. The series of Preference Stock established hereby shall be designated $2.425 Cumulative Preference Stock (hereinafter called the "$2.425 Series"), in which 3,000,000 shares shall be issuable.

          II. Dividends. Dividends shall be payable on the shares of the $2.425 Series at the rate of $2.425 per share per annum, and no more. The first dividend payable on shares, if any, of the $2.425 Series issued on or prior to August 1, 1994, shall accrue from the date of issue of the first issued shares of the $2.425 Series. The first divi-dend payment date for the shares of the $2.425 Series shall be August 1, 1994.

          III. Redemption. The $2.425 Series will not be redeemable prior to August 1, 1999. On and after that date, shares of the $2.425 Series may be called for redemption and redeemed, at the option of the Company, in whole at any time or in part from time to time, at a redemption price of $25 per share, plus accrued and unpaid dividends to the date of redemption, and upon the notice and in the manner prescribed in the applicable provisions of the Company's Articles of Incorporation, as amended.

          IV. Liquidation Prices. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the $2.425 Series at the time outstanding will be entitled to receive out of assets of the Company available for distribution to shareholders, before any distribution of assets is made to holders of Common Stock or any other class of stock ranking junior to the $2.425 Series upon liquidation, liquidating distributions in the amount of $25 per share, plus accrued and unpaid dividends, if any, thereon to the date fixed for payment and no more.

                              ____________________


                ADDITIONAL INFORMATION PURSUANT TO SECTION 10.30
                    OF THE BUSINESS CORPORATION ACT OF 1983


     Commonwealth Edison Company was formed by the consolidation of Chicago Edison Company and Commonwealth Electric Company, pursuant to Articles of Consolidation effective September 17, 1907. The following companies were subsequently merged into Commonwealth Edison Company: Cosmopolitan Electric Company, pursuant to An Agreement of Consolidation effective October 17, 1913; Public Service Company of Northern Illinois, pursuant to Articles of Merger effective March 17, 1953; Central Illinois Electric and Gas Co., pursuant to Articles of Merger effective December 9, 1966; and CECo Merging Corporation, pursuant to Articles of Merger effective September 1, 1994.

     The address of the Company's registered office on the date hereof is One First National Plaza, Chicago, Illinois, 60690. The Company's registered agent on the date hereof is David A. Scholz.

     The number of shares of each class issued on the date hereof is a follows:

     (a)  Prior Preferred Stock of the par value of $100 per share: none;

     (b)  $1.425 Convertible Preferred Stock without par value: 99,864 shares;

     (c)  Preference Stock without par value: 16,612,754 shares; and

     (d) Common Stock of the par value of $12.50 per share: 214,191,595 shares.

          The amount of paid in capital on the date hereof is $5,702,199,758.70.